Exhibit 1.A.(3)(a)(iii)

AMENDMENT TO SECURITY LIFE OF DENVER INSURANCE COMPANY
DISTRIBUTION AGREEMENT

     WHEREAS, Security Life and ING America Equities, Inc. (formerly known as SLD Equities Inc.) entered into a Distribution Agreement dated September 22, 1994;

     WHEREAS, the parties now desire to modify the list of products issued by Security Life and distributed by ING America Equities, Inc.;

     NOW THEREFORE, in consideration of mutual promises and covenants, the parties agree as follows:

  Schedule "A", Compensation Schedule is hereby deleted and replaced with the new Schedule "A" attached hereto.

Effective this 15th day of December, 2000.

By:	/s/ Stephen M. Christopher	By:	/s/ James L. Livingston, Jr.
	Stephen M. Christopher, President		James L. Livingston, Jr., President
	Security Life of Denver Insurance Company		ING America Equities, Inc.

SCHEDULE "A"

COMPENSATION SCHEDULE

This Schedule "A" to the Distribution Agreement between Security Life of Denver Insurance Company ("Security Life") and ING America Equities, Inc. ("INGAE") dated September 22, 1994, sets forth the compensation to be paid to INGAE for its services as underwriter and distributor of the following products.

1.	EXCHEQUER ANNUITY (no longer being sold or issued)
A Flexible Premium Deferred Combination Fixed & Variable Annuity Contract

Total Gross Dealer Concessions earned in the first year by Selling Broker-Dealer pursuant to its Selling Agreement with Security Life and INGAE (pursuant to the Selling Broker-Dealer's election, this will be either 5% or 6% of funds actually received and accepted by Security Life during the first year of the contract), plus an additional 1% of funds actually received and accepted by Security Life during the first year of the contract.

After the first year, all Trail Commissions calculated by Security Life to be due and payable to the Selling Broker-Dealers under the Selling Agreements.

2.	FIRSTLINE
A Flexible Premium Variable Universal Life Policy

Total Gross Dealer Concessions earned by Selling Broker-Dealer pursuant to its Selling Agreement with Security Life and INGAE.

All Trail Commissions, including Renewal and Ultimate Commissions, calculated by Security Life to be due and payable to the Selling Broker-Dealers under the Selling Agreements.

Additional payments as are due for override payments, expense allowances, bonuses, wholesale fees and other expenses.

3.	FIRSTLINE II
A Flexible Premium Variable Universal Life Policy

Total Gross Dealer Concessions earned by Selling Broker-Dealer pursuant to its Selling Agreement with Security Life and INGAE.

All Trail Commissions, including Renewal and Ultimate Commissions, calculated by Security Life to be due and payable to the Selling Broker-Dealers under the Selling Agreements.

Additional payments as are due for override payments, expense allowances, bonuses, wholesale fees and other expenses.

4.	STRATEGIC ADVANTAGE (no longer being sold or issued)

All Trail Commissions, including Renewal and Ultimate Commissions, calculated by Security Life to be due and payable to the Selling Broker-Dealers under the Selling Agreements.

5.	STRATEGIC ADVANTAGE II
A Flexible Premium Variable Universal Life Policy

Total Gross Dealer Concessions earned by Selling Broker-Dealer pursuant to its Selling Agreement with Security Life and INGAE.

All Trail Commissions, including Renewal and Ultimate Commissions, calculated by Security Life to be due and payable to the Selling Broker-Dealers under the Selling Agreements.

Additional payments as are due for override payments, expense allowances, bonuses, wholesale fees and other expenses.

6.	VARIABLE SURVIVORSHIP UNIVERSAL LIFE
A Flexible Premium Variable Universal Life Policy

Total Gross Dealer Concessions earned by Selling Broker-Dealer pursuant to its Selling Agreement with Security Life and INGAE.

All Trail Commissions, including Renewal and Ultimate Commissions, calculated by Security Life to be due and payable to the Selling Broker-Dealers under the Selling Agreements.

Additional payments as are due for override payments, expense allowances, bonuses, wholesale fees and other expenses.

7.	CORPORATE BENEFITS VARIABLE UNIVERSAL LIFE
A Flexible Premium Variable Universal Life Policy

Total Gross Dealer Concessions earned by Selling Broker-Dealer pursuant to its Selling Agreement with Security Life and INGAE.

All Trail Commissions, including Renewal and Ultimate Commissions, calculated by Security Life to be due and payable to the Selling Broker-Dealers under the Selling Agreements.

8.	ESTATE DESIGNER VARIABLE UNIVERSAL LIFE
A Flexible Premium Variable Universal Life Policy

Total Gross Dealer Concessions earned by Selling Broker-Dealer pursuant to its Selling Agreement with Security Life and INGAE.

All Trail Commissions, including Renewal and Ultimate Commissions, calculated by Security Life to be due and payable to the Selling Broker-Dealers under the Selling Agreements.

Additional payments as are due for override payments, expense allowances, bonuses, wholesale fees and other expenses.

9.	STRATEGIC BENEFIT VARIABLE UNIVERSAL LIFE
A Flexible Premium Variable Universal Life Policy

Total Gross Dealer Concessions earned by Selling Broker-Dealer pursuant to its Selling Agreement with Security Life and INGAE.

All Trail Commissions, including Renewal and Ultimate Commissions, calculated by Security Life to be due and payable to the Selling Broker-Dealers under the Selling Agreements.

10.	PEAKPLUS PRIVATE PLACEMENT VARIABLE UNIVERSAL LIFE
A Flexible Premium Variable Universal Life Policy

Total Gross Dealer Concessions earned by Selling Broker-Dealer pursuant to its Selling Agreement with Security Life and INGAE.

All Trail Commissions, including Renewal and Ultimate Commissions, calculated by Security Life to be due and payable to the Selling Broker-Dealers under the Selling Agreements.

Additional payments as are due for override payments, expense allowances, bonuses, wholesale fees and other expenses.

11.	MAGNASTAR PRIVATE PLACEMENT VARIABLE UNIVERSAL LIFE
A Flexible Premium Variable Universal Life Policy

Total Gross Dealer Concessions earned by Selling Broker-Dealer pursuant to its Selling Agreement with Security Life and INGAE.

All Trail Commissions, including Renewal and Ultimate Commissions, calculated by Security Life to be due and payable to the Selling Broker-Dealers under the Selling Agreements.

Additional payments as are due for override payments, expense allowances, bonuses, wholesale fees and other expenses.

12.	ASSET PORTFOLIO MANAGER VARIABLE UNIVERSAL LIFE
A Flexible Premium Variable Universal Life Policy

Total Gross Dealer Concessions earned by Selling Broker-Dealer pursuant to its Selling Agreement with Security Life and INGAE.

All Trail Commissions, including Renewal and Ultimate Commissions, calculated by Security Life to be due and payable to the Selling Broker-Dealers under the Selling Agreements.

Additional payments as are due for override payments, expense allowances, bonuses, wholesale fees and other expenses.

All commissions shall be paid only on an earned basis, as calculated in the next commission cycle.